SHARE PURCHASE AGREEMENT
This Share Purchase Agreement (this "Agreement") is entered into as of [•], 20[•], by and between MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation (the "Company") and [•] (the "Seller").
RECITALS
WHEREAS, the average of the high and the low trading prices for the Company's Class A Common Stock ("Common Stock") as reported on the NASDAQ Global Select Market ("NASDAQ") on [•], 20[•] (the "Purchase Date"), was $[•] per share (the "Average Price");
WHEREAS, the Seller beneficially owns at least [•] shares of Common Stock as of the Purchase Date; and
WHEREAS, the Seller desires to sell to the Company, and the Company desires to purchase from the Seller, [•] shares of Common Stock (the "Shares") for a per share purchase price of $[•], which is equal to 96.75% of the Average Price, representing an aggregate purchase price of $[•] (the "Purchase Price"), subject to the terms and conditions set forth herein (collectively, the "Transaction").
NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
SALE OF SHARES
1.1 Sale of Shares to Company. In reliance upon the respective representations and warranties of the parties set forth herein, the Seller shall sell to the Company, free and clear of any Liens (as defined in Section 2.2), and the Company shall purchase from the Seller, the Shares for an aggregate amount equal to the Purchase Price.
1.2 Delivery. On the third day on which NASDAQ is open for trading following the Purchase Date (such date, the "Settlement Date"), pursuant to this Agreement, the Seller hereby surrenders any stock certificate or stock certificates evidencing the Shares, together with any letters of instruction, stock powers or any other documents reasonably necessary to effect the purchase of the Shares by the Company.
1.3 Settlement. On the Settlement Date, the Company will deliver an amount representing the Purchase Price, by wire transfer to an account specified in writing by the Seller. The Seller acknowledges that, following delivery of the Purchase Price, the Seller shall have no further rights whatsoever with respect to the Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller hereby represents and warrants to the Company as follows:
2.1 Authority and Enforceability. The Seller has full power, right and authority to enter into and perform his obligations under this Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. No permit, approval or consent of, or notification to any governmental entity (except with respect to any obligations by Seller or an affiliate of Seller pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, or as reasonably requested by the Company pursuant to its reporting obligations under applicable law) or any other person is necessary in connection with the execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby.
2.2 Title to Shares. The Seller is the beneficial and record owner of the Shares, free and clear of any liens, claims, charges, restrictions, options, preemptive rights, mortgages, hypothecations, assessments, pledges, encumbrances or security interests of any kind or nature whatsoever (collectively, "Liens"). The Seller has good and marketable title to the Shares, free and clear of all Liens whatsoever Upon consummation of the transactions provided for in this Agreement in accordance with the terms hereof, the Company will acquire good and marketable title to all of the Shares, free and clear of any Liens whatsoever.
2.3 No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Seller of the terms hereof will (with or without notice or passage of time or both): result in (i) the breach of any mortgage, note, contract or other agreement or obligation of any kind or nature by which Seller or Seller's properties may be bound or (ii) a violation of any provision of any applicable federal or state statute, rule or regulation applicable to the Seller, this Agreement or the Transaction.
2.4 Acknowledgment. Except as expressly set forth herein, the Seller acknowledges that the Company has not made, and is not making, any representation or warranty as to the business, properties, condition (financial or otherwise), risks, results of operations, prospects or any other aspect of the operations of the Company or its subsidiaries. The Seller has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transaction contemplated to be made hereunder. The Seller has adequate information and has made his own independent investigation concerning the business, properties, condition (financial or otherwise), risks, results of operations and prospects of the Company and its subsidiaries taken as a whole to make an informed decision regarding the sale of Shares.
2.5 Non-reliance.
a)    The Seller acknowledges and understands that the Company, the Company's affiliates, and any of their respective directors, officers, employees, agents, brokers, trustees, or advisors (collectively, "Company Related Person") may possess material nonpublic information not known to the Seller that may impact the value of the Shares (the "Information") that the Company is unable to disclose to the Seller, including ,without limitation, (i) information received by principals and employees of the Company in their capacities as directors and officers, (ii) information otherwise received on a confidential basis, and (iii) information received on a privileged basis from attorneys and financial advisors. The Seller understands, based on its experience, the disadvantage to which the Seller is subject due to the disparity of information between the Company and the Seller. Notwithstanding this, the Seller has deemed it to be appropriate to enter into the Transaction.
b) The Seller acknowledges that neither the Company, nor any Company Related Person, has delivered any Information or made any representation to the Seller, except as expressly set forth in this Agreement. The Seller also acknowledges that he, she, or it is not relying upon any disclosure (or non-disclosure) made (or not made) by the Company or any other Company Related Person in connection with the Transaction.
c) The Seller agrees that neither the Company, nor any Company Related Person (except with respect to David A. Schawk, solely in his capacity as a Seller or as an affiliate or agent of the Seller), shall have any liability to the Seller whatsoever due to or in connection with the Company's use or non-disclosure of the Information or otherwise as a result of the Transaction, and the Seller hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose such Information. The Seller further agrees to indemnify and hold harmless the Company and each other Company Related Person from, and to reimburse each such person for, any and all claims, suits, actions, proceedings, damages, liabilities, and expenses (including, without limitation, reasonable attorney's fees and expenses) that may be instituted or asserted against or incurred by the Company or any other Company Related Person arising out of or based upon any breach of any representation or warranty of the Seller contained in this Agreement. The Seller further agrees that any and all such claims were claims that the Seller knew or should have known existed before the Transaction.
d) The Seller acknowledges and agrees that the Company is relying on the Sellers representations, warranties, and agreements herein as a condition to proceeding with the Transaction. Without such representations, warranties, and agreements, the Company would not otherwise engage in the Transaction.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Seller as follows:
3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.
3.2 Authorization; Power. The Company has all requisite corporate power to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.3 No Violation. Neither the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, nor the fulfillment by the Company of the terms hereof will (with or without notice or passage of time or both) conflict with or result in a breach of any provision of the organizational documents of the Company.
3.4 Indemnification. The Company agrees to indemnify and hold harmless the Seller from, and to reimburse the Seller for, any and all claims, suits, actions, proceedings, damages, liabilities, and expenses (including, without limitation, reasonable attorney's fees and expenses) that may be instituted or asserted against or incurred by the Seller arising out of or based upon any breach of any representation or warranty of the Company contained in this Agreement. The Company further agrees that any and all such claims were claims that the Company knew or should have known existed before the Transaction.
ARTICLE IV
MISCELLANEOUS
4.1 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement.
4.2 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.
4.3 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of laws.
4.4 Further Assurances. From time to time hereafter and without further consideration, each of the parties hereto shall execute and deliver such additional or further instruments of conveyance, assignment and transfer or other agreements and take such actions as the other party hereto may request in order to more effectively consummate the transactions contemplated by this Agreement or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties' respective obligations hereunder.
4.5 Final Agreement. This Agreement constitutes the complete and final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings with respect thereto.
4.6 No Inducement. The undersigned parties hereby represent and warrant that they have not been induced to agree to and execute this Agreement by any statement, act, or representation of any kind or character by anyone, except as contained herein. The parties further represent that each of them has fully reviewed this Agreement and has full knowledge of its terms, and each executes this Agreement of his own choice and free will, after having received the advice of their respective attorneys.
4.7 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.
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The parties hereto have executed this Agreement on the date first set forth above.
SELLER:

By:
N	Name:
Title:

COMPANY:

MATTHEWS INTERNATIONAL CORPORATION

By:
Name:
Title: